EXHIBIT 99.1

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results

Fourth Quarter Highlights:

-	FFO loss of $24.9 million, or $1.03 per diluted common share1
-	Net loss attributable to Arbor Realty Trust, Inc. of $27.8 million, or $1.15 per diluted common share
-	Originated 14 new loans totaling $102.9 million and generated $101.7 million in cash from runoff
-	Purchased six mortgage-backed securities totaling $31.8 million
-	Generated gains of $3.0 million from the retirement of CDO debt
-	Adjusted book value per share $11.32, GAAP book value per share $7.041
-	Authorized stock repurchase plan of up to 500,000 shares
-	Recorded $20.4 million in loan loss reserves and $4.7 million from a loss on the sale of a loan
-	Recorded $0.2 million in cash recoveries of previously recorded reserves

Full Year Highlights:

-	FFO loss of $32.6 million, or $1.30 per diluted common share1
-	Net loss attributable to Arbor Realty Trust, Inc. of $40.3 million, or $1.61 per diluted common share
-	Originated 30 new loans totaling $206.5 million and generated $216.2 million in cash from runoff and participation interests

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

-	Purchased eight mortgage-backed securities totaling $36.4 million
-	Closed a two-year, $50 million warehouse facility
-	Generated gains of $10.9 million from the retirement of CDO debt
-	Recorded $44.8 million in loan loss reserves and $5.7 million from loss on sale and restructuring of loans
-	Recorded $3.1 million in cash recoveries of previously recorded reserves
-	Authorized two stock repurchase plans totaling up to 2.0 million shares and repurchased 1.5 million of those shares by year-end

Uniondale, NY, March 2, 2012 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2011. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $27.8 million, or $1.15 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended December 31, 2010 of $41.1 million, or $1.62 per diluted common share. Net loss attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2011 was $40.3 million, or $1.61 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2010 of $112.9 million, or $4.39 per diluted common share. Funds from operations (“FFO”) for the quarter ended December 31, 2011 was a loss of $24.9 million, or $1.03 per diluted common share, compared to a loss of $42.3 million, or $1.67 per diluted common share for the quarter ended December 31, 2010. FFO for the year ended December 31, 2011 was a loss of $32.6 million, or $1.30 per diluted common share, compared to FFO income for the year ended December 31, 2010 of $112.1 million, or $4.36 per diluted common share.1

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at December 31, 2011 remained relatively unchanged compared to September 30, 2011 at approximately $1.6 billion. The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2011, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 4.69%, compared to $1.6 billion and 4.61% for the third quarter of 2011.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2011 remained relatively unchanged compared to September 30, 2011 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio was also approximately $1.3 billion for both the third and fourth quarters. The average cost of borrowings for the fourth quarter was 3.44%, compared to 3.51% for the third quarter. In addition, both quarters included a $0.4 million decrease in interest expense for a

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

change in the market value of certain interest rate swaps. Excluding the effect of these swaps, the average cost of borrowings for the fourth quarter was 3.56%, compared to 3.63% for the third quarter.

Financing Activity

As of December 31, 2011, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of December 31, 2011.

The Company’s CDO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such covenants. As of the most recent determination dates in January 2012, the Company was in compliance with all CDO covenants. In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination dates in January 2012:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)

Overcollateralization (1)

Current	211.18%	179.31%	107.59%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	307.53%	468.97%	421.46%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Portfolio Activity

During the fourth quarter of 2011, Arbor originated 13 bridge loans totaling $92.1 million and one preferred equity investment totaling $10.9 million. In addition, Arbor purchased six mortgage-backed securities for a total of $31.8 million during the quarter. These securities had paydowns totaling $4.6 million during the quarter, reducing their combined face value to $27.2 million as of December 31, 2011.

During the quarter, five loans paid off with an unpaid principal balance of $76.4 million, of which $0.4 million was charged off against loan loss reserves related to one of these loans. In addition, four loans had paydowns totaling $37.9 million, of which $4.8 million was charged off against loan loss reserves related to one of these loans. Furthermore, three loans totaling approximately $84.4 million were either refinanced or modified with Arbor, of which two loans totaling $16.7 million were scheduled to repay during the quarter.

Additionally, 12 loans totaling approximately $179.7 million were extended during the quarter, of which one loan totaling $0.7 million was in accordance with its existing extension option.

At December 31, 2011, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.59%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.20% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of December 31, 2011, Arbor’s loan portfolio consisted of 31% fixed-rate and 69% variable-rate loans.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

During the fourth quarter of 2011, the Company recorded $20.4 million in loan loss reserves related to four loans with a carrying value of approximately $41.8 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $0.2 million of net recoveries of previously recorded loan loss reserves related to two of the Company’s assets during the fourth quarter of 2011. These recoveries were recorded in provision for loan losses on the Consolidated Statement of Operations. The Company charged off $5.3 million of previously recorded loan loss reserves related to one loan during the fourth quarter. At December 31, 2011, the Company’s total loan loss reserves were approximately $185.4 million relating to 24 loans with an aggregate carrying value before loan loss reserves of approximately $285.0 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had 12 non-performing loans with a carrying value of approximately $15.3 million, net of related loan loss reserves of $42.6 million as of December 31, 2011, compared to 10 non-performing loans with a carrying value of approximately $13.9 million, net of related loan loss reserves of $36.1 million as of September 30, 2011. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

The Company had a $5.6 million junior participating interest in a first mortgage loan against which the Company established a $5.6 million provision for loan loss equal to the carrying value of the loan. The Company purchased the property securing this loan by deed-in-lieu of foreclosure and assumed the $20.8 million interest in the property’s first mortgage loan in 2010. The Company recorded this transaction as real estate owned in its Consolidated Financial Statements at a fair value of $20.8 million and the carrying value of the loan represented the fair value of the underlying collateral at the time of the transfer. During the fourth quarter of 2011, the Company entered into negotiations to sell the property to a third party at which time it was determined that the property met the held-for-sale requirements pursuant to the applicable accounting guidance. As a result, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value, net of accumulated depreciation, of $19.4 million and reclassified property operating income and expenses for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements.

The Company had a $4.0 million bridge loan related to a property on which the borrower delivered a deed-in-lieu of foreclosure to the Company. As a result, the Company recorded this investment on its Consolidated Balance Sheet as real estate owned at a fair value of $2.9 million. The carrying value represented the fair value of the underlying collateral at the time of the transfer. During the second quarter of 2011, the Company determined that the asset

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

was impaired and recorded an impairment loss of $0.8 million in the Consolidated Statement of Operations. During the third quarter of 2011, the Company entered into negotiations to sell the property to a third party at which time it was determined that the property met the held-for-sale requirements pursuant to the applicable accounting guidance. As a result, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value, net of accumulated depreciation, of $1.9 million and reclassified property operating income and expenses and impairment loss for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements. During the fourth quarter of 2011, the Company recorded an additional impairment loss of $0.7 million in the Consolidated Statement of Operations, reducing the carrying value of the investment to $1.2 million at December 31, 2011.

Stock Repurchase Program

As previously disclosed, during the second quarter of 2011, the Board of Directors authorized a stock repurchase plan that enabled the Company to buy up to 1.5 million shares of its common stock. As of September 30, 2011, the Company repurchased 725,988 shares of its common stock and, during the fourth quarter of 2011, the Company repurchased the remaining shares available under this plan.

In December 2011, the Board of Directors authorized a stock repurchase plan that enables the Company to buy up to 500,000 shares of its common stock beginning on January 3, 2012. At management’s discretion, shares are acquired from time to time on the open market, through privately negotiated transactions or pursuant to a Rule 10b5-1 plan. A Rule 10b5-1 plan permits the Company to repurchase shares at times when it might otherwise be prevented from doing so. The program expires on July 3, 2012. As of March 2, 2012, the Company repurchased approximately 170,000 shares.

Dividend

Under the restructured terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's common stock to the maximum extent permissible (currently 90%), with the balance payable in cash. The Company will be permitted to pay 100% of taxable income in cash if the Company pays the note holders the original rate of interest upon early termination of the restructuring agreement or at its expiration in April 2012. The Board of Directors has elected not to pay a common stock dividend for the quarter ended December 31, 2011.

Earnings Conference Call

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™ software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 295-3991 for domestic callers and (617) 614-3924 for international callers. Please use participant passcode 31212199.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through April 2, 2012. In addition, a telephonic replay of the call will be available until March 9, 2012. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 93305361.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 and 12 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$18,762,829	$20,523,430	$73,867,556	$95,487,325
Interest expense	11,411,004	13,504,372	51,651,933	62,979,036
Net interest income	7,351,825	7,019,058	22,215,623	32,508,289

Other revenues:
Property operating income	4,758,155	-	24,168,370	-
Other income	98,050	24,954	188,485	1,069,454
Total other revenues	4,856,205	24,954	24,356,855	1,069,454

Other expenses:
Employee compensation and benefits	4,498,442	2,305,316	11,195,663	8,059,364
Selling and administrative	2,251,555	1,482,322	7,325,801	6,996,190
Property operating expenses	6,302,213	-	22,131,787	-
Depreciation and amortization	1,637,181	-	5,189,357	-
Other-than-temporary impairment	-	-	-	7,004,800
Provision for loan losses (net of recoveries)	20,224,087	21,633,789	38,542,888	82,811,753
Loss on sale and restructuring of loans	4,710,000	1,025,910	5,710,000	7,214,481
Management fee - related party	2,250,000	20,565,448	8,300,000	26,365,448
Total other expenses	41,873,478	47,012,785	98,395,496	138,452,036

Loss from continuing operations before gain on
extinguishment of debt, loss on sale of securities,
net, income (loss) from equity affiliates and
provision for income taxes	(29,665,448)	(39,968,773)	(51,823,018)	(104,874,293)
Gain on extinguishment of debt	2,958,556	-	10,878,218	229,321,130
Loss on sale of securities, net	-	-	-	(6,989,583)
Income (loss) from equity affiliates	(94,748)	(1,212,432)	3,671,386	(1,259,767)

(Loss) income before provision for income taxes	(26,801,640)	(41,181,205)	(37,273,414)	116,197,487

Provision for income taxes	-	(760,000)	-	(2,560,000)

(Loss) income from continuing operations	(26,801,640)	(41,941,205)	(37,273,414)	113,637,487

Loss on impairment of real estate held-for-sale	(700,000)	-	(1,450,000)	-
Gain on sale of real estate held-for-sale	-	1,331,436	-	1,331,436
Loss on operations of real estate held-for-sale	(226,221)	(479,690)	(1,372,643)	(1,842,969)
(Loss) income from discontinued operations	(926,221)	851,746	(2,822,643)	(511,533)

Net (loss) income	(27,727,861)	(41,089,459)	(40,096,057)	113,125,954

Net income attributable to noncontrolling interest	54,037	54,061	215,656	215,743

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(27,781,898)	$(41,143,520)	$(40,311,713)	$112,910,211

Basic (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(1.11)	$(1.65)	$(1.50)	$4.46
(Loss) income from discontinued operations	(0.04)	0.03	(0.11)	(0.02)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.15)	$(1.62)	$(1.61)	$4.44

Diluted (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(1.11)	$(1.65)	$(1.50)	$4.41
(Loss) income from discontinued operations	(0.04)	0.03	(0.11)	(0.02)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.15)	$(1.62)	$(1.61)	$4.39

Dividends declared per common share	$-	$-	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	24,239,100	25,355,463	24,968,894	25,424,481

Diluted	24,239,100	25,355,463	24,968,894	25,741,290

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
	(Unaudited)
Assets:
Cash and cash equivalents	$55,236,479	$101,124,564
Restricted cash (includes $65,357,993 and $21,085,664 from consolidated VIEs, respectively)	67,326,530	21,085,664
Loans and investments, net (includes $1,093,893,014 and $1,301,435,584 from consolidated VIEs, respectively)	1,302,440,660	1,414,225,388
Available-for-sale securities, at fair value (includes $2,000,000 and $1,000,000 from consolidated VIEs, respectively)	4,276,368	3,298,418
Securities held-to-maturity, net (includes $742,602 and $0 from consolidated VIEs, respectively)	29,942,108	-
Investment in equity affiliates	60,450,064	65,838,885
Real estate owned, net (includes $83,099,540 and $2,707,479 from consolidated VIEs, respectively)	128,397,612	22,839,480
Real estate held-for-sale, net (includes $2,550,000 and $0 from consolidated VIEs, respectively)	62,084,412	41,440,000
Due from related party (includes $1,217 and $335,048 from consolidated VIEs, respectively)	656,290	335,048
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $11,696,071 and $13,645,594 from consolidated VIEs, respectively)	46,855,858	41,972,532
Total assets	$1,776,714,330	$1,731,207,928

Liabilities and Equity:
Repurchase agreements and credit facilities	$76,105,000	$990,997
Collateralized debt obligations (includes $1,002,615,393 and $1,070,852,555 from consolidated VIEs, respectively)	1,002,615,393	1,070,852,555
Junior subordinated notes to subsidiary trust issuing preferred securities	158,261,468	157,806,238
Notes payable	85,457,708	51,457,708
Mortgage notes payable – real estate owned	53,751,004	20,750,000
Mortgage note payable – held-for-sale	62,190,000	41,440,000
Due to related party	2,728,819	17,436,986
Due to borrowers (includes $740,809 and $1,155,095 from consolidated VIEs, respectively)	2,825,636	2,559,388
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $27,839,757 and $34,940,192 from consolidated VIEs, respectively)	82,595,636	84,375,680
Total liabilities	1,603,653,797	1,524,792,685

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 26,778,737 shares issued, 24,298,140 shares
outstanding at December 31, 2011 and 25,756,810 shares issued, 24,776,213 shares outstanding at December 31, 2010	267,787	257,568
Additional paid-in capital	455,994,695	450,686,382
Treasury stock, at cost - 2,480,597 shares at December 31, 2011 and 980,597 shares at December 31, 2010	(16,416,152)	(10,669,585)
Accumulated deficit	(221,015,880)	(180,689,667)
Accumulated other comprehensive loss	(47,704,045)	(55,169,317)
Total Arbor Realty Trust, Inc. stockholders’equity	171,126,405	204,415,381
Noncontrolling interest in consolidated entity	1,934,128	1,999,862
Total equity	173,060,533	206,415,243
Total liabilities and equity	$1,776,714,330	$1,731,207,928

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

December 31, 2011

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$171,126,405

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	45,888,654

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$275,090,243

Adjusted book value per share	$11.32

GAAP book value per share	$7.04

Common shares outstanding	24,298,140

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2011 Results
March 2, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
 (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(27,781,898)	$(41,143,520)	$(40,311,713)	$112,910,211

Subtract:
Gain on sale of real estate-held-for-sale	-	(1,331,436)	-	(1,331,436)
Add:
Loss on impairment of real estate-held-for-sale	700,000	-	1,450,000	-
Depreciation - real estate owned and held-for-sale (1)	1,820,565	192,317	5,951,525	570,154
Depreciation - investment in equity affiliate	331,544	-	331,544	-

Funds from operations ("FFO")	$(24,929,789)	$(42,282,639)	$(32,578,644)	$112,148,929

Diluted FFO per common share	$(1.03)	$(1.67)	$(1.30)	$4.36

Diluted weighted average shares outstanding	24,239,100	25,355,463	24,968,894	25,741,290

 (1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.